Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

A. Peyton Bush, III, President and Chief Executive Officer
Donna T. Guerra, Chief Financial Officer
504-522-3203
Hibernia Bancorp, Inc. Reports
Operating Results for the Third Quarter Ended September 30, 2011

New Orleans, Louisiana (November 2, 2011) - Hibernia Bancorp, Inc.  (the “Company” or “Hibernia”) (OTCBB: HIBE), the holding company of Hibernia Bank  (the “Bank”), today reported net income of $31,000 for the quarter ended September 30, 2011 compared to a net loss of $33,000 for the quarter ended September 30, 2010.  Earnings per basic and diluted share for the quarter ended September 30, 2011 were $0.03, compared to a loss of $0.03 per basic and diluted share for the quarter ended September 30, 2010.  For the nine months ended September 30, 2011, the Company reported net income of $52,000 compared to a net loss of $72,000 for the nine months ended September 30, 2010.  Earnings per basic and diluted share were $0.05 for the nine months ended September 30, 2011, compared to a loss of $0.07 per basic and diluted share for the nine months ended September 30, 2010.

A. Peyton Bush, III, President and Chief Executive Officer of the Company and the Bank, stated, “We are pleased with our progress toward improved profitability and our continuing loan growth. Hibernia’s investments in personnel and enhanced banking services are bearing fruit as evidenced by our growing base of satisfied new customers. Our emphasis on maintaining high credit standards is reflected in the Bank’s low level of non-performing assets and the overall quality of our loan portfolio.”

Net interest income increased 23.4% to $833,000 for the quarter ended September 30, 2011, from $675,000 for quarter ended September 30, 2010.   Several factors affected net interest income for the period.  Gross interest income was higher due to an increase in loans and a decrease in lower yielding investment securities as a percentage of earning assets.  The gain was partially offset by slightly lower yields on loans.  Interest expense remained approximately the same though there was an increase in interest bearing deposits which was offset by a reduction in the average rate paid on deposits.  During the quarter ended September 30, 2011, we made a provision for loan and lease losses of $29,000 for the purpose of increasing general reserves due to the higher volume of loans outstanding.  Non-interest expense increased 2.8% from $711,000 for the quarter ended September 30, 2010 to $731,000 for the quarter ended September 30, 2011.  The increase in non-interest expense for the quarter ended September 30, 2011 was due primarily to a $27,000 loss on the disposal of premises and equipment related to a roof replacement and increases in employee salary and benefits, bank shares tax, data processing costs and insurance expenses.  The expense increase was partially offset by decreases in advertising and promotional expenses, occupancy expense and professional fees.

HIBERNIA BANCORP, INC.
325 Carondelet St., New Orleans, LA 70131     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Bancorp, Inc., page 2/5

For the nine months ended September 30, 2011, net interest income increased 18.1% to $2.3 million from $1.9 million for the same period in 2010, primarily due to a $394,000, or 16.4%, increase in gross interest income.  Non-interest expense for the nine months ended September 30, 2011 increased $79,000, or 3.8%, to $2.2 million compared to the nine months ended September 30, 2010.    The non-interest expense for the nine months ended September 30, 2011 as compared to the nine months ended September 30, 2010 reflected higher salary and employee benefits expense primarily relating to stock benefit plans and $33,000 of year-to-date losses on disposals of premises and equipment, offset by decreases in professional fees, advertising and promotional expenses, and occupancy expense.

Income tax expense for the quarter ended September 30, 2011 was $74,000 as compared to none for the quarter ended September 30, 2010.  For the nine months ended September 30, 2011, income tax expense was $104,000 compared to an income tax benefit of $12,000 for the nine months ended September 30, 2010.  The increases in the quarterly and year-to-date periods were due to increases in pre-tax income, along with adjustments to net deferred income tax assets following the filing of the Company’s consolidated federal income tax return for the year ended December 31, 2010.

Hibernia Bancorp’s total consolidated assets at September 30, 2011 were $85.1 million compared to $77.3 million at December 31, 2010.  Net loans increased 18.6% from $62.0 million at December 31, 2010 to $73.5 million at September 30, 2011, reflecting a $3.3 million increase in residential construction loans, a $3.4 million increase in residential mortgage loans and a $5.0 million increase in commercial loans secured by real estate.  The additional loan volume was primarily funded by a $7.5 million increase in deposits and decreases of $1.9 million in investment securities and $2.1 million in cash and cash equivalents.  Total deposits increased 13.8% from $54.6 million at December 31, 2010 to $62.1 million at September 30, 2011, reflecting increases of $4.7 million in money market accounts, $1.9 million in certificates of deposits and $937,000 in savings, interest-bearing checking accounts and demand deposits.

HIBERNIA BANCORP, INC.
325 Carondelet St., New Orleans, LA 70131     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Bancorp, Inc., page 3/5

Non-performing assets, defined as non-accrual loans, accruing loans past due 90 days or more and other real estate owned, totaled $762,000, or 1.0%, of total assets at September 30, 2011, compared to $1.1 million, or 1.5%, of total assets, at December 31, 2010.  The non-performing assets at September 30, 2011 consisted of three loans secured by first mortgages on one-to-four family residential real estate and two one-to-four family residential properties acquired through foreclosure.   Management believes that the allowance for loan and lease losses is sufficient to cover any losses that may be incurred on its non-performing loans and does not expect to incur further losses on the disposition of the other real estate owned.  Other real estate owned at September 30, 2011 was $176,000 compared to none at December 31, 2010.

The Company reported net charge-offs of $10,000 and $36,000 for the three and nine months ended September 30, 2011, respectively, compared to no net charge-offs for the three and nine months ended September 30, 2010. The charge-offs during the three and nine months ended September 30, 2011 were attributable to one residential loan which was subsequently foreclosed and is included in other real estate at September 30, 2011.  The Company's loan loss provision for the third quarter of 2011 was $29,000, compared to $28,000 for the third quarter of 2010.  For the nine months ended September 30, 2011, the Company’s loan loss provision was $67,000, compared to $38,000 for the nine months ended September 30, 2010.  The increases in the provision for the three and nine months ended September 30, 2011, were primarily due to the higher volume of loans outstanding.

The Company’s total stockholders’ equity increased to $22.1 million at September 30, 2011 from $22.0 million as of December 31, 2010.  The Company’s book value per share increased from $21.26 at December 31, 2010 to $21.40 at September 30, 2011.  Hibernia Bank’s regulatory capital levels continue to exceed requirements for well capitalized institutions.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, including, but not limited to, changes in interest rates, changes in demand for loans, deposits and other financial services in the Company's market area, changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  We undertake no obligation to update any forward-looking statements.

Hibernia Bank, the wholly-owned subsidiary of Hibernia Bancorp, Inc., has served the New Orleans metropolitan area since 1903.   Operating from its main office and two branches, Hibernia Bank offers loan, deposit and on-line banking services to commercial and individual customers in the New Orleans metropolitan area.   Additional information about Hibernia Bank is available at www.hibbank.com.

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HIBERNIA BANCORP, INC.
325 Carondelet St., New Orleans, LA 70131     Phone (504) 522-3203    Fax (504) 522-3217

Hibernia Bancorp, Inc., page 4/5

Hibernia Bancorp, Inc. and Subsidiary
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Cash - Non-Interest Bearing	$846	$481
Cash - Interest Bearing	1,661	4,112

TOTAL CASH AND CASH EQUIVALENTS	2,507	4,593

Certificates of Deposit	100	100
Securities - Available For Sale	2,326	4,230
Loans Receivable, Net	73,489	61,953
Accrued Interest Receivable	257	227
Investment in FHLB Stock	171	171
Investment in FNBB Stock	210	210
Prepaid Expenses and Other Assets	247	253
Other Real Estate Owned, Net	176	-
Premises and Equipment, Net	5,167	4,988
Deferred Income Taxes	438	528

TOTAL ASSETS	$85,088	$77,253

LIABILITIES AND EQUITY

LIABILITIES
Deposits	$62,123	$54,607
Advance Payments by Borrowers for Taxes and Insurance	597	477
Accrued Interest Payable	16	3
Accounts Payable and Other Liabilities	252	213

TOTAL LIABILITIES	62,988	55,300

EQUITY

Preferred Stock, $.01 par value - 1,000,000 shares authorized; none issued	-	-
Common Stock, $.01 par value - 9,000,000 shares authorized;
1,113,334 issued; 1,032,667 shares outstanding at September 30,
2011 and December 31, 2010	11	11
Additional Paid in Capital	10,532	10,466
Treasury Stock at cost - 80,667 shares at September 30, 2011 and
December 31, 2010	(1,152)	(1,152)
Unallocated Common Stock held by:
Employee Stock Ownership Plan	(793)	(819)
Recognition and Retention Plan	(262)	(293)
Accumulated Other Comprehensive Income, Net of Tax Effects	52	80
Retained Earnings	13,712	13,660

TOTAL EQUITY	22,100	21,953

TOTAL LIABILITIES AND EQUITY	$85,088	$77,253

Hibernia Bancorp, Inc., page 5/5

Hibernia Bancorp, Inc. and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Total Interest Income	$1,005	$848	$2,797	$2,403

Total Interest Expense	172	173	510	467

Net Interest Income	833	675	2,287	1,936

Provision For Loan Losses	29	28	67	38

Net Interest Income After Provision For
Loan Losses	804	647	2,220	1,898

Total Non-Interest Income	32	31	97	100

Non-Interest Expenses
Salaries and Employee Benefits	336	322	993	904
Occupancy Expenses	112	137	321	331
Data Processing	88	78	238	240
Advertising and Promotional Expenses	(10)	21	44	78
Professional Fees	54	62	162	210
Other Non-Interest Expenses	151	91	403	319

Total Non-Interest Expenses	731	711	2,161	2,082

Income (Loss) Before Income Taxes	105	(33)	156	(84)

Income Tax Expense (Benefit)	74	-	104	(12)

NET INCOME (LOSS)	$31	$(33)	$52	$(72)

INCOME (LOSS) PER COMMON SHARE
Basic	$0.03	$(0.03)	$0.05	$(0.07)
Diluted	$0.03	$(0.03)	$0.05	$(0.07)